Exhibit 99.1

U-Store-It Trust Announces First Quarter 2006 Financial Results

          CLEVELAND, May 5 /PRNewswire-FirstCall/ -- U-Store-It Trust (the “Company”) (NYSE: YSI), a self-administered and self-managed, self-storage real estate investment trust, announced today first quarter 2006 financial results.

          Dean Jernigan, President and Chief Executive Officer, commented, “I am pleased to be joining U-Store-It at this critical time in its lifespan as a public company.  We have our challenges, but we are committed to enhancing shareholder value by focusing on our outstanding organic growth opportunities.  With our economic occupancy at 69% and our physical occupancy at 80%, our focus is on reducing discounts, increasing physical occupancy, increasing rental rates and controlling expenses, which will have a positive impact on our earnings.  We will strengthen our senior management team and expect to reduce our general and administrative expenses.  We will acquire properties when the opportunity is compelling, but more importantly, our goal is to increase shareholder value at every opportunity.”

          Financial and Operating Results
          The Company incurred a net loss of $1.6 million, or $0.03 per diluted share, for the three months ended March 31, 2006, compared to net income of $1.6 million, or $0.04 per diluted share, for the same period in 2005.  A significant component of the first quarter loss was a $1.3 million write-off of unamortized fees and expenses on a loan, which was repaid with proceeds from the Company’s 2005 follow-on equity offering proceeds.  The weighted average number of diluted shares outstanding for the three months ended March 31, 2006 was approximately 57,257,000 compared to 37,483,000 for the three months ended March 31, 2005.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders for the three months ended March 31, 2006 was $13.0 million, or $0.23 per diluted share.  AFFO for the first quarter 2006 excludes the impact of the $1.3 million write-off of unamortized loan fees.  Including the $1.3 million non-cash write-off, Funds From Operations (“FFO”) for the first quarter 2006 was $11.9 million, or $0.21 per diluted share, compared to $9.4 million, or $0.25 per diluted share, for the first quarter 2005.

          Total revenues for the three months ended March 31, 2006 increased 62.0% to $48.1 million, compared to $29.7 million for the same period in 2005.  Revenues increased primarily due to the acquisition of 167 facilities over the last twelve months. At March 31, 2006 and 2005, the Company owned interests in 374 and 213 self-storage facilities, respectively.

          Total operating expenses for the three months ended March 31, 2006 increased 79.1% to $39.1 million, compared to $21.8 million for the same period in 2005.  The change in operating expenses is primarily due to increased property operating expenses attributable to portfolio expansion from recent acquisitions.

          Total portfolio physical occupancy for the first quarter 2006 was 79.7% compared to 81.8% for the first quarter 2005.

          Same-Store Operations
          Total same-store revenues for the three months ended March 31, 2006, representing a portfolio of 199 facilities, increased 4.2% to $29.1 million, compared to $27.9 million for the same period in 2005.  The increase is attributable to increased rents.

          Same-store property operating expenses for the three months ended March 31, 2006, increased 6.8% to $10.5 million from $9.9 million for the same period in 2005.  This increase was primarily attributable to increased property taxes and utility expenses.

          Same-store portfolio consists of only those facilities owned by the Company at the beginning and at the end of the applicable periods presented.  The Company considers the following same-store presentation to be useful to investors in evaluating its performance, because it provides information relating to changes in facility-level operating performance without taking into account the effects of acquisitions, developments or dispositions.  The following table sets forth operating data for the same-store portfolio for the periods presented.

          Same-Store Facility Results

	Three Months Ended March 31,

(Dollars in thousands)	2006	2005	Percent Change

Same-store revenues	$29,057	$27,879	4.2%
Same-store property operating expenses	$10,525	$9,859	6.8%
Non same-store revenues	$19,071	$1,836
Non same-store property operating expenses	$8,355	$937
Total revenues	$48,128	$29,715
Total property operating expenses	$18,880	$10,796
Number of facilities included in same-store analysis	199

          Funds From Operations (“FFO”)

          The following table sets forth the calculation of FFO per share:

	Three Months Ended March 31,

(Dollars and shares in thousands except per share data)	2006	2005

Net income (loss)	$(1,587)	$1,617
Plus:
Depreciation	14,672	8,021
Minority Interest	(145)	60
FFO - Allocable to operating partnership	$12,940	$9,698
FFO - Allocable to minority interest	$(1,081)	$(348)
FFO - Allocable to common shareholders	$11,859	$9,350
Weighted-average diluted shares outstanding	57,257	37,483
Funds from operations per share	$0.21	$0.25
Reconciliation of Dilutive Income per Share to Funds From Operations per Share:
Dilutive income per share	$(0.03)	$0.04
Adjustments:
Depreciation	0.26	0.21
Funds attributable to minority shareholders	(0.02)	—
Funds from operations per share	$0.21	$0.25

          Adjusted Funds From Operations (“AFFO”)

          The following table sets forth the calculation of AFFO per share:

	Three Months Ended March 31,

(Dollars and shares in thousands except per share data)	2006	2005

Net income (loss)	$(1,587)	$1,617
Plus:
Depreciation	14,672	8,021
Non-Cash Loan Procurement Cost Write-off	1,273	—
Minority Interest	(145)	60
Adjusted FFO - Allocable to operating partnership	$14,213	$9,698
Adjusted FFO - Allocable to minority interest	$(1,187)	$(348)
Adjusted FFO - Allocable to common shareholders	$13,026	$9,350
Weighted-average diluted shares outstanding	57,257	37,483
Adjusted Funds from operations per share	$0.23	$0.25
Reconciliation of Dilutive Income per Share to Adjusted Funds From Operations per Share:
Dilutive earnings per share	$(0.03)	$0.04
Adjustments:
Depreciation	0.26	0.21
Non-Cash Loan Procurement Cost Write-off	0.02	—
Funds attributable to minority shareholders	(0.02)	—
Adjusted funds from operations per share	$0.23	$0.25

          Acquisition Activities
          During the first quarter of 2006, the Company increased the number of facilities owned to 374 by completing the following acquisitions:

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Acquisition of Nashville, TN Portfolio. In January 2006, the Company acquired two self-storage facilities located in Nashville, Tennessee for consideration of approximately $13.2 million. These facilities contain approximately 204,000 rentable square feet.

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Acquisition of Dallas, TX Portfolio. In January 2006, the Company acquired two self-storage facilities located in Dallas, Texas for consideration of approximately $11.6 million, inclusive of $7.1 million in debt. These facilities contain approximately 132,000 rentable square feet.

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Acquisition of U-Store Portfolio. In February 2006, the Company acquired three self-storage facilities located in Denver, Colorado for consideration of approximately $10.9 million. These facilities contain approximately 173,000 rentable square feet.

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Acquisition of Sure Save USA Self-Storage Portfolio. In February 2006, the Company acquired 24 facilities located in Southern California, Texas, Arizona, New Mexico, and Nevada, a new market for the Company, for approximately $165.1 million. These facilities contain approximately 1.8 million rentable square feet. The acquisition was financed with proceeds from the Company’s 2005 follow-on equity offering with and with $30 million of proceeds from a bridge loan facility.  This bridge loan was repaid utilizing the Company’s $250 million revolving credit facility entered into February 2006.

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Acquisition of Texas Portfolio. In March 2006, the Company acquired  four self-storage facilities located in Texas for consideration of approximately $22.6 million. These facilities contain approximately 273,000 rentable square feet.

          Through April 28, 2006, the Company increased the number of facilities owned to 378 by completing the acquisition of four facilities, located in Memphis, Tennessee for approximately $13.6 million in cash. These facilities contain approximately 388,000 rentable square feet.

          Financial Flexibility
          As of March 31, 2006, the Company’s ratio of debt to total market capitalization was approximately 36.5%.  The weighted average interest rate of the Company’s fixed rate loans for the first quarter 2006 was 5.7%.  As of March 31, 2006, the Company had $204 million of capacity available on its revolving credit facility, with an additional $100 million accordion feature.

          Earnings Guidance
          The Company is issuing FFO guidance for second quarter 2006 in the range of $0.20-$0.24.  The following is a reconciliation of the calculation of earnings (loss) per share to FFO per share:

Guidance Range for Second Quarter 2006	Low	High

Net loss per share - basic and diluted	$(0.02)	$0.02
Plus real estate depreciation	0.24	0.24
FFO per unit allocable to the operating partnership	0.22	0.26
FFO per unit allocable to minority interest	(0.02)	(0.02)
FFO per share - basic and diluted	$0.20	$0.24

          The guidance range includes the acquisition of 29 self-storage facilities that are under contract for a purchase price of approximately $150 million and the assumption of approximately $29 million in debt.

          Conference Call
          Management will host a conference call at 11:00 a.m. EDT on Friday, May 5, 2006 to discuss financial results for the three months ended March 31, 2006. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.u-store-it.com.  The dial-in numbers are (800) 289-0572 for domestic callers, and (913) 981-5543 for international callers.  The reservation number for both is 3345935.  After the live webcast, the call will remain available on U-Store-It’s website for one month.  In addition, a telephonic replay of the call will be available until May 12, 2006.  The replay dial-in number is (888) 203-1112 for domestic callers, (719) 457-0820 for international callers. The replay reservation number is 3345935.

          About U-Store-It Trust
          U-Store-It Trust is a self-administered and self-managed real estate investment trust. The Company’s self-storage facilities are designed to offer affordable, easily-accessible and secure storage space for residential and commercial customers. According to the Self-Storage Almanac, U-Store-It Trust is one of the top five owners and operators of self-storage facilities in the United States.

          Non-GAAP Performance Measurements
          FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

          Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”). The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult.  FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

          The Company discloses AFFO, excluding the costs incurred in the first quarter 2006 to write off unamortized loan fees associated with the early extinguishment of debt. The Company discloses AFFO due to the significance and infrequent nature of the charges. Given the significance of this charge, the Company believes it is essential to a reader’s understanding of the Company’s results of operations to emphasize the impact on the Company’s earnings measures. The AFFO is not and should not be considered an alternative to net income (loss) or cash flows from operating, investing, or financing activities as defined by GAAP.

          Forward Looking Statements
          Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; the execution of the Company’s business plan; financing risks; increases in interest rates and operating costs; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition and development risks; changes in real estate and zoning laws or regulations; risks related to natural disasters; potential environmental and other liabilities; and other factors affecting the real estate industry generally or the self-storage industry in particular. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business - Risk Factors” in the Company’s Annual Report on Form 10-K, which discuss these and other risks and factors that could cause the Company’s actual results to differ materially from any forward-looking statements.

Contact:	Investors/Media:
U-Store-It Trust	The Ruth Group
Dean Jernigan	Stephanie Carrington/Jason Rando
President and Chief Executive Officer	(646) 536-7017 / 7025
(440) 234-0700	scarrington@theruthgroup.com
jrando@theruthgroup.com

U-STORE-IT TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(Dollars in thousands except par value amount)	March 31, 2006	December 31, 2005

	(unaudited)
ASSETS
Storage facilities-net	$1,459,183	$1,246,295
Cash and cash equivalents	19,789	201,098
Restricted cash	13,982	14,672
Loan procurement costs - net of amortization	9,714	10,437
Other assets	9,661	8,986
TOTAL ASSETS	$1,512,329	$1,481,488
LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Revolving credit facility	$46,000	$—
Loans payable	673,828	669,282
Accounts payable and accrued expenses	16,289	18,928
Distributions payable	16,652	16,624
Rents received in advance	9,981	8,857
Security deposits	683	685
Total liabilities	763,433	714,376
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	62,295	64,108
SHAREHOLDERS’ EQUITY
Common shares $.01 par value, 200,000,000 shares authorized, 57,175,267 and 57,010,162 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	572	570
Additional paid in capital	797,103	795,244
Accumulated deficit	(109,492)	(91,253)
Unearned share grant compensation	(1,582)	(1,557)
Total shareholders’ equity	686,601	703,004
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,512,329	$1,481,488

U-STORE-IT TRUST AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended March 31,

(Dollars and shares in thousands except per share data)	2006	2005

REVENUES:
Rental income	$45,027	$27,597
Other property related income	3,101	2,118
Total revenues	48,128	29,715
OPERATING EXPENSES:
Property operating expenses	18,860	10,785
Property operating expenses - related party	20	11
Depreciation	14,672	8,021
General and administrative	5,389	2,893
General and administrative - related party	177	132
Total operating expenses	39,118	21,842
OPERATING INCOME	9,010	7,873
OPERATING EXPENSE:
Interest:
Interest expense on loans	(10,000)	(5,807)
Loan procurement amortization expense	(395)	(373)
Write-off of loan procurement cost due to early extinguishment of debt	(1,273)	—
Interest income	884	34
Other	42	(50)
Total other expense	(10,742)	(6,196)
INCOME (LOSS) BEFORE MINORITY
INTEREST	(1,732)	1,677
MINORITY INTEREST	145	(60)
NET INCOME (LOSS)	(1,587)	1,617
Basic earnings per share	$(0.03)	$0.04
Diluted earnings per share	$(0.03)	$0.04
Weighted-average basic shares outstanding	57,257	37,478
Weighted-average diluted shares outstanding	57,257	37,483
Distributions declared per common share	$0.29	$0.28

SOURCE  U-Store-It Trust
    -0-                             05/05/2006
    /CONTACT:  Dean Jernigan, President and Chief Executive Officer for
U-Store-It Trust, +1-440-234-0700; Investors - Stephanie Carrington,
+1-646-536-7017, scarrington@theruthgroup.com, or Media - Jason Rando,
+1-646-536-7025, jrando@theruthgroup.com, both for U-Store-It Trust /
    /Web site:  http://www.u-store-it.com /
    (YSI)